UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2018

ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 688-0012
(Registrant’s telephone number, including area code)
(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR230.405) of Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of ProPetro Holding Corp. (the "Company") held on June 15, 2018, the Company's stockholders elected seven directors for terms expiring on the date of the next annual meeting of stockholders. As to each nominee for director, the results of the voting were as follows:

Name of Director Nominee	Number of Votes For	Number of Votes Withheld
Dale Redman	52,485,649	925,067
Spencer D. Armour, III	51,835,008	1,575,708
Steven Beal	52,621,287	789,429
Anthony Best	53,032,731	377,985
Pryor Blackwell	52,821,898	588,818
Alan E. Douglas	41,792,159	11,618,557
Jack B. Moore	39,434,817	13,975,899

Following their resignations from the Board of Directors in May 2018, neither Schuyler Coppedge nor Peter Labbat stood for reelection to the Board of Directors at the Company's Annual Meeting of Stockholders.

The result of the vote on the proposal to ratify the appointment of Deloitte & Touche, LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2018 was as follows:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
58,082,637	34,992	76840

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2018

PROPETRO HOLDING CORP.

/s/ Mark Howell
Mark Howell General Counsel